Exhibit 99.1

©2019 GW Pharmaceuticals. All rights reserved. NASDAQ: GWPH Grace Living with Dravet syndrome, Being treated with Epidiolex ® Annual General Meeting June 13, 2019

This presentation contains forward - looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward - looking statements include information about our current expectations for future events, including potential results of operations, the timing of clinical trials, the timing of regulatory filings and approvals, the timing and outcomes of regulatory or intellectual property decisions, demand for our commercially available products and products in development and the clinical benefits, safety profile and commercial potential and potential pricing of Sativex ® , Epidiolex ® , and any product candidates. These forward - looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause our actual results, performance or achievements to be materially different than any future results, performance or achievements expressed or implied by the forward - looking statements. Forward - looking statements represent our management’s beliefs and assumptions only as of the date of this presentation. You should read our most recent filings with the Securities and Exchange Commission including our Transition Report on Form 10 - KT and our Quarterly Report on Form 10 - Q, including the Risk Factors set forth therein and the exhibits thereto, and our subsequent filings with the Securities and Exchange Commission, completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward - looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward - looking statements, even if new information becomes available in the future. Forward - Looking Statements JUNE 13, 2019 2

Recent Highlights JUNE 13, 2019 3 • Epidiolex ® (CBD) • U.S. launched November 1 st 2018 • Q1 19 net sales - $33.5m • EU regulatory submission under review – CHMP opinion expected mid - year • Commercial team in place in 5 major European markets • Clinical • Positive results in second Phase 3 Dravet syndrome • Positive results in Phase 3 Tuberous Sclerosis syndrome trial • Second Phase 3 LGS trial published in The New England Journal of Medici ne • Phase 3 trial in Rett syndrome commencing • Pipeline • Sativex development program moving forward in the U.S. • Other pipeline programmes advancing • Financials • Cash balance of $522m at 31 March (plus $105m received in early April)

Lily Living with Dravet syndrome, Being treated with Epidiolex ® U.S. Commercial Update

FDA Approves First Medicine Derived From Cannabis Plant JUNE 13, 2019 5

Statement By FDA Commissioner, Scott Gottlieb, MD JUNE 13, 2019 6 “Sound scientific research to investigate ingredients derived from marijuana can lead to important therapies. This new treatment provides new options for patients. Because of this careful, scientific and evidence - based evaluation by the FDA, health care providers can rely on having a quality product that delivers a consistent, uniform dose of an effective medication that is able to deliver a predictable treatment to patients.” https://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm611047.htm June 25, 2018

US Commercial Organization Darren Cline US Chief Commercial Officer VP, US Public Policy & Public Affairs Sr. Director, US Pricing and Trade VP, US Sales VP, US Market Access VP, US Medical Affairs VP, US Marketing Director, US Business Analytics & Sales Operations 4 Professionals 12 Professionals Total U.S. Headcount: 145 9 Professionals 36 Professionals 78 Professionals 3 Professionals 2 Professionals June 13, 2019 7

Epidiolex ® Launch Drivers No new treatments for LGS since 2011 First FDA approved and available treatment for Dravet syndrome High awareness of CBD PATIENT DEMAND Significant interest/need for clinicians to understand Epidiolex ® science and data Differentiation from unregulated CBD CLINICIAN EDUCATION Active support of patient advocacy groups and online forums to ensure Epidiolex ® awareness MARKET EDUCATION Pre - and post - launch payor interaction has resulted in favorable reimbursement landscape PAYOR INTERACTION June 13, 2019 8

• Additional disease education highlighting key difficulties in diagnosing LGS and Dravet syndrome, and identifying how symptoms may vary and evolve over time • Currently have 77 trained speakers with 213 total speaker events completed 2019 • 1240 HCP Attendees Educating HCPs Through an Extensive Educational and Speaker Program JUNE 13, 2019 9 • HCP marketing focused on product education, how to navigate specialty pharmacies and appropriate insurance coverage

Supporting the Patient Experience JUNE 13, 2019 10

Q1 2019 Results

Highlights

- Q1 Net Sales of $33.5M
- 7,600+ patients have received Epidiolex prescriptions since launch
- 1,900+ physicians have dispensed prescriptions since launch
- Pharmacy distribution network includes 145+ distribution points
- Approximately 75% of 900 patients in EAP and OLE now transitioned

Physician Reach

Sales org has interacted with ~70% of the 5,000+ target healthcare professionals including all Level 3 and 4 epilepsy centers

Rapid & Encouraging Payor Coverage

- >90% of all U.S. lives covered; 65% have either Prior Authorization (PA) to indication or less restrictive
- 99% of State Fee-for-Service Medicaid lives now have a coverage determination with 67% of covered lives having either PA to indication or less restrictive
  - 7 States covering Epidiolex without restrictions
- Approx 90% of Managed Medicaid lives have a coverage determination with 40% having a PA to indication or less restricted

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GW pharmaceuticals

“Today, Jacqueline received a call from a mother/caregiver requesting – through tears – that we give a BIG Thank You to all involved with the Epidiolex Program! She shared: “This is the most hope I’ve had for my daughter in years!” JUNE 13, 2019 12 Impact of Epidiolex on Patient Lives

Arlo Living with Dravet syndrome Europe Launch Preparations

EU Launch Update: Epidyolex ® JUNE 13, 2019 14 ▪ Positive CHMP opinion expected mid - year ▪ Commercial organization now almost fully in place for the first wave 5 major European markets ▪ Sales professionals have been recruited in France & Germany ▪ Field - based team comprised of 17 MSLs, Country & Medical leads already in place ▪ GW hub team recruitment well progressed ▪ Preparing for early reimbursement in France and early commercial launch in Germany and UK ▪ Later launches for Italy and Spain markets dependent on pricing & reimbursement ▪ Early Access Program for Dravet & LGS established in major 5 countries ▪ Plans in place for progression of pricing & reimbursement in second wave of 10 EU markets

Jon Living with Lennox - Gastaut syndrome Being treated with Epidiolex ® Pipeline Update

▪ Phase 3, randomized double - blind placebo - controlled trial in patients with treatment - resistant Tuberous Sclerosis Complex (TSC) ▪ TSC is a rare genetic condition that causes tumors to grow in many different organs of the body ▪ Enrollment: 224 patients into three arms, where EPIDIOLEX 25 mg/kg/day (n=75), EPIDIOLEX 50 mg/kg/day (n=73) or placebo (n=76) was added to current anti - epileptic drug (AED) treatment ▪ The average age of trial participants was 14 years (range 1 - 57) ▪ On average, patients were taking 3 AEDs, having previously tried and discontinued 4 other AEDs ▪ TSC - associated seizures differ from previous Epidiolex clinical trials in LGS and Dravet syndrome. TSC seizure types include focal and generalized seizures ▪ Median baseline seizure frequency of the TSC - associated seizure types was 57 per month Epidiolex Phase 3 TSC Trial Overview JUNE 13, 2019 16

Primary Efficacy Measure: Change in Number of TSC - Associated Seizures During Treatment Period Compared to Baseline 0 10 20 30 40 50 60 Treatment PLB (n=76) CBD25 (n=75) CBD50 (n=73) p=0.0018 p=0.0009 % reduction in seizures JUNE 13, 2019 17

▪ The safety profile observed is consistent with findings from previous studies, with no new safety risks identified ▪ There is a lower incidence of known adverse events and laboratory changes in the 25 mg/kg/day group compared with 50 mg/kg/day ▪ Given that both doses studied have been shown to be equally effective, we expect to focus our label expansion discussions with the FDA on the lower dose, which is close to the dose range already included in the U.S. prescribing information TSC Phase 3 trial Safety JUNE 13, 2019 18

▪ sNDA submission expected Q4 19 ▪ TSC affects 40,000 - 80,000 individuals in the U.S. and about 1 to 2 million individuals worldwide ▪ Epilepsy is present in greater than 90% of patients with TSC ▪ More than 60% of individuals with TSC and epilepsy do not achieve seizure control with standard treatments ▪ TSC is a leading cause of genetic epilepsy, often occurring in the first year of life as either focal seizures or infantile spasms Offering Hope to a New Patient Population “Some of the most challenging and frustrating aspects of tuberous sclerosis complex (TSC) are seizures that cannot be effectively controlled by existing medications. Having a new safe and effective treatment option such as Epidiolex is desperately needed.” - Kari Luther Rosbeck President and CEO Source: Tuberous Sclerosis Alliance; Child Neurology Foundation ; Infantile Spasms Project JUNE 13, 2019 19

• Approved in >25 countries outside of the U.S. for the treatment of spasticity due to multiple sclerosis (MS); sold via marketing partners • Three positive Phase 3 trials completed in Europe • US development and commercial rights recovered from Otsuka, and now wholly owned by GW • U.S. development and commercialization plan • FDA meeting in December resulted in regulatory pathway in the U.S. • Initial U.S. target indication: Multiple Sclerosis spasticity • Single Phase 3 pivotal study expect to commence in Q4 2019 • Potential for multiple indications • >10 additional placebo - controlled trials completed Sativex ® in the United States 20 JUNE 13, 2019

The most common AEs that occurred in the CBD - treated patients were somnolence, decreased appetite, diarrhea, pyrexia, convulsion, and fatigue. GW’s Cannabinoid Platform: A Proprietary Growth Engine Beyond Epidiolex ® JANUARY 8, 2019 21 PRE - CLINICAL PHASE 1 PHASE 2 PHASE 3 SUBMIT FDA - APPROVED EPIDIOLEX ® (cannabidiol) Dravet syndrome Lennox - Gastaut syndrome Tuberous Sclerosis Complex Rett syndrome SATIVEX ® ( nabiximols ) in U.S. MS spasticity Neuropathic pain/Other neuro symptoms CBDV (GWP42006) Epilepsy Autism spectrum disorders Rett syndrome OTHER (GWP42002/GWP42003) Glioblastoma Schizophrenia Neonatal hypoxic - ischemic encephalopathy Epidiolex ® is an investigational product outside of the United States. Sativex ® is not approved in the United States for any indication; it is approved for MS Spasticity in certain countries outside of the U nited States. All other products mentioned are investigational only. See www.gwpharn.com for full details

Poppy Living with Dravet syndrome Financial Overview Scott Giacobello Chief Financial Officer

Q1 2019 Results Q1 19 Epidiolex Revenue $34.7M (US $33.5M) Total Revenue $39M Total Operating Expenses (as Reported incl. Cost of Sales) $91M Cash Balance – As of 31 Mar 2019 $522M Net Cash Outflow excl. Fundraising - $70M JUNE 13, 2019 23

Key Financial Data JUNE 13, 2019 24 Cash at March 31, 2019 $521.7m Cash from PRV sale in April, 2019 $105m FY 2019 operating expense guidance FY 2019 capital expense guidance $395m – $425m $30m - $40m Share Capital Current Options Fully Diluted ADS/m 30.6 1.2 31.8

Iwan Living with Dravet syndrome Looking Forward Justin Gover

2019 Key Milestones 26 JUNE 13, 2019 EPIDIOLEX ® COMMERCIAL U.S. sales updates Quarterly European launches Q3 2019 onwards EPIDIOLEX ® R&D EMA CHMP opinion Mid - 2019 TSC data presentation Q4 2019 Rett syndrome Phase 3 study start Q2 2019 TSC FDA sNDA submission Q4 2019 EPIDIOLEX ® LIFE CYCLE Use/formulation patent grants 2019 Improved oral solution/capsule PK data 2019 SATIVEX ® Phase 3 MS study start Q4 2019 OTHER PIPELINE CBDV autism/Rett studies start H1 2019 NHIE Phase 2 study start H2 2019 and never losing focus on what matters most … our patients

Iwan Living with Dravet syndrome Thank You GW Pharmaceuticals plc NASDAQ: GWPH Stephen Schultz VP Investor Relations sschultz@gwpharm.com 917 - 280 - 2424 401 - 500 - 6570